Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of June 1999
                      Distribution Date of July 15, 1999
                           Servicer Certificate #38

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                     $86,602,446.04
Beginning Pool Factor                                           0.1882892

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $5,135,098.46
     Interest Collected                                       $640,539.39

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $110,721.64
Total Additional Deposits                                     $110,721.64

Repos / Chargeoffs                                             $20,995.93
Aggregate Number of Notes Charged Off                                  74

Total Available Funds                                       $5,123,693.73

Ending Pool Balance                                        $82,209,017.41
Ending Pool Factor                                              0.1787371

Servicing Fee                                                  $72,168.71

Repayment of Servicer Advances                                $762,665.76

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,894,192.08
     Target Percentage                                               5.00%
     Target Balance                                         $4,110,450.87
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($235,370.82)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.051%
Current Weighted Average Remaining Term (months):                   18.44

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $795,154.26       574
                                31 - 60 days            $174,997.54       133
                                60+  days                $56,557.40        36

     Total:                                           $1,026,709.20       586

     Balances:                  60+  days               $574,204.95        36

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $36,517.45
+    Excess Serv.                                       $198,853.37
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,894,192.08

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of June 1999

                                                                                     NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                          $86,602,446.04
Ending Pool Balance                             $82,209,017.41

Collected Principal                              $4,372,432.70
Collected Interest                                 $640,539.39
Charge - Offs                                       $20,995.93
Liquidation Proceeds / Recoveries                  $110,721.64
Servicing                                           $72,168.71
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $5,051,525.02

Beginning Balance                               $86,602,446.04              $0.00     $78,828,507.74     $7,773,938.30

Interest Due                                       $459,243.02              $0.00        $417,134.19        $42,108.83
Interest Paid                                      $459,243.02              $0.00        $417,134.19        $42,108.83
Principal Due                                    $4,393,428.63              $0.00      $4,195,724.34       $197,704.29
Principal Paid                                   $4,393,428.63              $0.00      $4,195,724.34       $197,704.29

Ending Balance                                  $82,209,017.41              $0.00     $74,632,783.40     $7,576,234.01
Note / Certificate Pool Factor                                             0.0000             0.2149            0.3660
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,852,671.65              $0.00      $4,612,858.53       $239,813.12

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $198,853.37
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,894,192.08
(Release) / Draw                                  ($235,370.82)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of June 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    6                5                4                3               2               1
                                 Jan-99           Feb-99           Mar-99           Apr-99          May-99          Jun-99
Beginning Pool Balance      $122,443,437.79  $115,589,662.57  $107,488,194.93  $100,224,175.10  $93,880,094.85  $86,602,446.04

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $101,589.06      $467,417.86       $34,419.32       $76,593.80      $35,040.30      $20,995.93
    Recoveries                  $105,498.66      $113,342.79       $54,550.67      $103,056.09     $188,222.53     $110,721.64

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
    Total Charged Off (Months 5, 4, 3)          $578,430.98                 Total Charged off (Months 1 - 6)       $736,056.27
     Total Recoveries (Months 3, 2, 1)           $402,000.26                Total Recoveries (Months 1 - 6)        $675,392.38
     Net Loss / (Recoveries) for 3 Mos           $176,430.72 (a)            Net Loss/(Recoveries) for 6 Mos.        $60,663.89(c)

Total Balance (Months 5, 4, 3)               $323,302,032.60 (b)            Total Balance (Months 1 - 6)       $626,228,011.28(d)

Loss Ratio Annualized  [(a/b) * (12)]                0.6549%                Loss Ratio Annualized [(c/d) (12)]         0.1162%

Trigger:  Is Ratio > 1.5%                                 No                Trigger:  Is Ratio > 6.0%                       No

                                                                                    Apr-99          May-99          Jun-99
B)   Delinquency Trigger:                                                          $730,965.60     $716,803.44     $574,204.95
     Balance delinquency 60+ days                                                     0.72933%        0.76353%        0.66304%
     As % of Beginning Pool Balance                                                   1.12729%        0.89631%        0.71863%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                    2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer